Registration No. 33-55461
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                  WITHDRAWAL OF
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

THE UNITED ILLUMINATING COMPANY      UNITED CAPITAL FUNDING PARTNERSHIP L.P.
 (Exact name of Registrant as       (Exact name of Registrant as specified in
  specified in its charter )           its charter)

         CONNECTICUT                               DELAWARE
(State or other jurisdiction of         (State or other jurisdiction of
 incorporation or organization)          incorporation or organization)


         06-0571640                                    06-1404034
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)


157 CHURCH STREET,                           157 CHURCH STREET,
NEW HAVEN, CONNECTICUT  06506                NEW HAVEN, CONNECTICUT  06506
   (203) 499-2000                                  (203) 499-2000
(Address, including zip code, and telephone number, (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices) including area code, of Registrant's principal executive offices)

                          -----------------------------

                                                        COPIES TO:
          ROBERT L. FISCUS                        WILLIAM C. BASKIN, JR., ESQ.
          157 Church Street                            Wiggin & Dana
     New Haven, Connecticut 06506                     One Century Tower
           (203-499-2000)                     New Haven, Connecticut 06508-1832
(Name, Address, Including Zip Code, and
 Telephone Number, Including Area Code
 of Agent For Service)

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box: [ ]

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


                                EXPLANATORY NOTE


     On September 13, 1994, The United Illuminating  Company (the "Company") and

United Capital Funding Partnership L.P. (the "Partnership") filed a Registration

Statement  (Registration No. 33-55461) under the Securities Act of 1933, on Form

S-3,  for the  offering on a delayed or  continuous  basis  pursuant to Rule 415

under  said  Act  of  $100,000,000   aggregate  amount  of  limited  partnership

interests,  denominated  Preferred  Capital  Securities,  Series A,  liquidation preference $25 per security  ("Preferred  Securities") of the Partnership and/or

Junior  Subordinated  Deferrable  Interest  Debentures   ("Debentures")  of  the

Company. The Registration  Statement was declared effective on October 31, 1994.

On April 3,  1995,  the  Partnership  issued  and sold  2,000,000  ($50,000,000)

Preferred  Securities,  by an  underwritten  public  offering.  The  Partnership applied the proceeds of the sale of the  Preferred  Securities,  together with a related capital  contribution  from the Company,  as the sole general partner of the Partnership, to purchase $50,506,000 principal amount of Debentures from the

Company. No public offering of the Debentures has taken place.

     The  Partnership and the Company are filing this  Post-Effective  Amendment

No. 2 to  Registration  Statement No.  33-55461 to deregister the $50,000,000 of

Preferred Securities and/or Debentures that have not been issued and sold.

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  United  Capital

Funding Partnership L.P. has duly caused this Post-Effective  Amendment No. 2 to the  Registration  Statement  to be  signed on its  behalf  by the  undersigned,

thereunto duly authorized,  in the City of New Haven,  State of Connecticut,  on

December 13, 1999.

                     UNITED CAPITAL FUNDING PARTNERSHIP L.P.

                     By THE UNITED ILLUMINATING COMPANY
                           Its General Partner

                     By:      /s/ Robert L. Fiscus
                         -------------------------------------
                                  Robert L. Fiscus
                        (Vice Chairman of the Board of Directors,
                         Chief Financial Officer, Treasurer and Secretary)

Pursuant  to  the  requirements  of  the  Securities  Act of  1933,  the  United

Illuminating  Company  has caused  this  Post-Effective  Amendment  No. 2 to the

Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the City of New Haven, State of Connecticut, on December 13,

1999.

                     THE UNITED ILLUMINATING COMPANY


                     By:     /s/ Robert L. Fiscus
                         -------------------------------------
                                 Robert L. Fiscus
                        (Vice Chairman of the Board of Directors,
                         Chief Financial Officer, Treasurer and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this  Post-Effective

Registration  Statement  has been signed below by the  following  persons in the capacities and on the dates indicated.


          SIGNATURE                                  TITLE                               DATE
          ---------                                  -----                               ----
   /s/ Nathaniel D. Woodson                 Director, Chairman of the               December 13, 1999
----------------------------------
      Nathaniel D. Woodson                  Board of Directors, President
  (Principal Executive Officer)             and Chief Executive Officer


  /s/ Robert L. Fiscus                      Director, Vice Chairman of  the         December 13, 1999
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      Robert L. Fiscus                      Board of Directors, Chief Financial
  (Principal Financial and                  Officer , Treasurer and Secretary
   Accounting Officer)


  /s/ John F. Croweak                       Director                                December 13, 1999
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      John F. Croweak


  /s/ F. Patrick McFadden, Jr.              Director                                December 13, 1999
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      F. Patrick McFadden, Jr.


  /s/ Betsy Henley-Cohn                     Director                                December 13, 1999
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    Betsy Henley-Cohn


  /s/ Frank R. O'Keefe, Jr.                 Director                                December 13, 1999
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    Frank R. O'Keefe, Jr.


  /s/ James A. Thomas                       Director                                December 13, 1999
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    James A. Thomas